Exhibit (10)G

Base Salaries for Named Executive Officers

The Independent Directors of the Board of FNB Corporation set the 2005 base salary of President and Chief Executive Officer William P. Heath, Jr. at the same level as his 2004 annual base salary, effective January 1, 2005.

On January 27, 2005 and February 24, 2005, the Independent Directors set the 2005 annual base salaries for all other named executive officers of FNB Corporation, effective March 1, 2005.

A comparison of 2005 and 2004 base salaries for named executive officers follows:


Name                  Title                               Base Salary (1)
                                                         2004         2005
William P. Heath, Jr. President and Chief
                      Executive Officer              $248,000     $248,000
R. Bruce Munro        Executive Vice President of
                      FNB Corporation and President
                      of First National Bank         $140,000(2)  $145,600(3)
Duane Mink            Executive Vice President and
                      General Counsel                $126,500     $135,000
Daniel A. Becker      Executive Vice President and
                      Chief Financial Officer        $118,000(4)  $122,720
Keith J. Houghton     Executive Vice President and
                      Chief Risk Officer             $115,000     $119,600


(1) Annual base salary for the President and Chief Executive Officer is set effective January 1 of each year by employment agreement. Annual base salary for all other named executive officers is set effective March 1 of each year as a matter of company practice.

(2) On September 23, 2004, following the resignation of Litz H. Van Dyke as President and Chief Executive Officer of First National Bank, the Independent Directors of FNB Corporation approved an increase in R. Bruce Munro's annual base salary from $97,583 to $140,000 during his interim service as President and CEO of First National Bank. The increase was retroactive to September 8, 2004, the date of Mr. Van Dyke's departure.

(3) Mr. Munro retired from FNB Corporation and First National Bank effective September 30, 2005. Beginning October 1, 2005, Mr. Munro is compensated pursuant to a post-retirement consulting arrangement included as Exhibit
(10)K to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

(4) On September 23, 2004, the Independent Directors of FNB Corporation approved an increase in Daniel A. Becker's annual base salary from $97,675 to $118,000. The increase was effective September 23, 2004.